EXHIBIT “3”

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. Christopher Donahue their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign and any and all Schedule 13Ds and/or Schedule 13Gs, and any amendments thereto, to be filed with the Securities and Exchange Commission pursuant to Regulation 13D-G of the Securities Exchange Act of 1934, as amended, by means of the Securities and Exchange Commission’s electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES

/s/ Ann C. Donahue

Ann C. Donahue

TITLE OR CAPACITY

Individually and as Trustee of the Voting Shares Irrevocable Trust

Sworn to and subscribed before me this 10th day of January, 2023.

/s/ Deanna L. Marley

Notary Public

Print Name: Deanna L. Marley

My Commission Expires: June 14, 2024

(Notary Stamp)

Commonwealth of Pennsylvania – Notary Seal

Deanna L. Marley, Notary Public

Allegheny County

My commission expires June 14, 2024

Commission number 1102414

Member, Pennsylvania Association of Notaries